UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.  2 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:	February 26, 2008

FIRST QUANTUM VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Palm Beach Lakes Blvd. Ste. 218 West Palm Beach, FL	33409
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 697-8740

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Section 8. OTHER EVENTS

Item 8.01- Other Events

On February 7, 2008, First Quantum Ventures, Inc. (the “Company”) approved and submitted with NASDAQ the necessary paperwork to implement the reverse split of the issued and outstanding common stock of the Company at a ratio of one (1) share for each one hundred (100) shares of common stock issued and outstanding, with the number of authorized shares to remain the same and unchanged as a result of the reverse split.   All fractional shares that would result from the reverse split will be rounded up to the next whole share.  A copy of the corporate resolution to carry out this reverse split was filed with the original  Form 8K submitted on February 26, 2008.

The effective date of the reverse stock split shall be the 25th day of February, 2008.  The new trading symbol is FQVE and the new CUSIP number is 336131 206.

There is not a requirement that shareholders obtain new or replacement share certificates, as the split shall occur electronically.  Each holder of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split, February 25, 2008, may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.  The Company’s transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209.

Section 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

     (d)  Exhibits.

Exhibit Number	Description

99.8	Unanimous Written Consent of the Board of Directors of First Quantum Ventures, Inc. dated February 7, 2008 to carry out a 1 for 100 reverse split of the common stock of the Corporation.*

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*  Filed with the original Form 8K submitted on February 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST QUANTUM VENTURES, INC.
Dated:   May 14, 2009
By: /s/ Andrew Godfrey
Andrew Godfrey
President
Chief Financial Officer